PRICING SUPPLEMENT NO. 29                                       Rule 424(b)(3)
DATED:  December 10, 1999                                   File No. 333-83049
(To Prospectus dated August 9, 1999 and
Prospectus Supplement dated August 9, 1999)



                                 $7,878,183,000
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B



Principal Amount: $165,000,000   Floating Rate Notes [x]  Book Entry Notes [x]

Original Issue Date: 12/16/1999  Fixed Rate Notes [ ]     Certificated Notes [ ]

Maturity Date: 12/16/2002        CUSIP#: 073928LV3

Option to Extend Maturity:    No    [x]
                              Yes   [ ]     Final Maturity Date:



                                              Optional            Optional
                         Redemption           Repayment           Repayment
   Redeemable On          Price(s)             Date(s)            Price(s)
   -------------          --------             -------            --------

        N/A                  N/A                 N/A                 N/A

Applicable Only to Fixed Rate Notes:
------------------------------------
Interest Rate:

Interest Payment Dates:

Applicable Only to Floating Rate Notes:
---------------------------------------

Interest Rate Basis:                       Maximum Interest Rate:  N/A

[ ]  Commercial Paper Rate                 Minimum Interest Rate:  N/A

[ ]  Federal Funds Rate                    Interest Reset Date(s):  *

[ ]  Treasury Rate                         Interest Reset Period:  Quarterly

[ ]  LIBOR Reuters                         Interest Payment Date(s):  **

[x]  LIBOR Telerate

[ ]  Prime Rate

[ ]  CMT Rate

Initial Interest Rate:  6.71125%           Interest Payment Period:  Quarterly

Index Maturity:  Three Months

Spread (plus or minus):  +0.35%

* On the 16th of each March, June, September and December prior to the Maturity Date.

** On the 16th of each March, June, September and December including the
   Maturity Date.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.